Putnam Prime Money Market Fund, March 31, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2005, Putnam Management has
assumed $2,772 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class I	0
		Class S	0
		Class A	0

72DD2		Class R	0
		Class P	35,920

73A1		Class I	0.0103
		Class S	0.0098
		Class A	0.0091

73A2		Class R	0.0079
		Class P	0.0103

74U1		Class I	1
		Class S	1
		Class A	1

74U2		Class R	1
		Class P	3,260,204

74V1		Class I	1.0000
		Class S	1.0000
		Class A	1.0000

74V2		Class R	1.0000
		Class P	1.0000